Exhibit 2.1

THIS SUPPLEMENTAL INDENTURE made as of the 5th day of February, 2002 and effective as of the Effective Date

BETWEEN:

TELESYSTEM INTERNATIONAL WIRELESS INC. a company incorporated under the laws of Canada and having an office in the City of Montreal in the province of Quebec,

(the “Company”)

OF THE FIRST PART

and

MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office in the City of Montreal in the province of Quebec,

(the “Trustee” or “Montreal Trust”)

OF THE SECOND PART

and

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the laws of Canada, having an office in the City of Montreal in the province of Quebec,

(“Computershare”)

OF THE THIRD PART

WITNESSTH THAT:

WHEREAS the Company and the Trustee entered into an Indenture dated as of February 15, 1999 providing for the issuance of a maximum aggregate principal amount of $150,000,000 of 7.00% Equity Subordinated Debentures due 2002 of the Company (the “Principal Indenture”);

WHEREAS the Company has issued on February 15, 1999, pursuant to the Principal Indenture, $150,000,000 principal amount 7.00% Equity Subordinated Debentures due 2002 of the Company (the “Debentures”);

WHEREAS the Company proposes to amend the terms of the Principal Indenture and  the Debentures to reflect the amended terms and conditions stipulated in this Supplemental Indenture as stipulated in this Supplemental Indenture;

WHEREAS the amendments to the Principal Indenture and the Debentures have been approved by an instrument in writing that is an Extraordinary Resolution of the Debentureholders, the whole in accordance with Sections 11.11, 11.12 and 11.15 of the Principal Indenture;

WHEREAS Computershare acquired the corporate trust business of Montreal Trust pursuant to an Asset Purchase Agreement dated as of June 30, 2000;

WHEREAS the Company and Montreal Trust are desirous of having the rights, powers, duties and obligations of Montreal Trust under the Principal Indenture transferred and assigned to, and assumed by, Computershare, and Computershare is desirous of accepting same, all with effect from the close of business on February 5, 2002 (the “Transfer Date”);

WHEREAS to give effect to the foregoing, Montreal Trust desires to transfer and assign, and to formally resign as trustee under the Principal Indenture; and the Company is prepared to accept such resignation and to appoint Computershare as the successor to Montreal Trust under the terms of the Principal Indenture, all with effect upon the Transfer Date;

NOW THEREFORE, IN CONSIDERATION of the premises and mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1.

INTERPRETATION

1.1

This Supplemental Indenture is declared to be supplemental to the Principal Indenture and to form part thereof and shall modify the Principal Indenture in accordance herewith as though such amendments were incorporated in the Principal Indenture, and the Debentureholders shall be bound by such amendments.

1.2

Unless otherwise defined or unless there is something in the subject matter or the context inconsistent therewith, all capitalized words and expressions used herein or in any deed, document or agreement supplemental or ancillary hereto shall have the meanings ascribed to them in the Principal Indenture.

1.3

All provisions of the Principal Indenture, except only insofar as may be inconsistent with the express provisions of these present, shall apply to and have effect in connection with this Supplemental Indenture.

2.

ASSIGNMENT OF THE PRINCIPAL INDENTURE

2.1

Montreal Trust hereby transfers and assigns to Computershare all of its rights, powers, duties and obligations under the Principal Indenture, and immediately thereafter resigns as trustee thereunder, all with effect upon the Transfer Date.

2.2

The Company hereby consents to such transfers and assignments from Montreal Trust to Computershare, accepts such resignation, waiving any periods of notice that may be set forth in the Principal Indenture, and appoints Computershare as trustee, all with effect upon the Transfer Date. The Company further releases Montreal Trust from any duties and liabilities that may arise pursuant to Computershare’s administration of the Principal Indenture from and after the Transfer Date.

2.3

Computershare hereby accepts such appointments, transfers and assignments, effective upon the Transfer Date and upon such terms as are set forth in the Principal Indenture, and agrees to perform all of the obligations of Montreal Trust under the Principal Indenture which are required to be performed from and after the Transfer Date.

2.4

Montreal Trust shall transfer and deliver to Computershare, and Computershare shall accept, any and all records, documents, property, monies and other holdings as may be held by Montreal Trust in connection with the Principal Indenture. Such transfers, deliveries and acceptances shall be made as soon as practicable upon, after, or in anticipation of, the Transfer Date as may be agreed between such parties.

2.5

Each party hereto agrees to execute and deliver all such documents and instruments and to do such other acts as may be necessary or advisable to give effect to the foregoing assignments, transfers, and deliveries.

3.

AMENDMENT OF THE PRINCIPAL INDENTURE

The Principal Indenture is hereby amended as follows:

3.1

The definition of “Conversion Value” in Section 1.01 is deleted and replaced by the following definition:

““Conversion Value” means (i)  the Subordinate Voting Share Value and (ii) in the case of an Event of Default, the aggregate of the principal amount of the Debenture and accrued and unpaid interest;”

3.2

The definition of “Current Market Price” in Section 1.01 is amended by deleting the reference to “the Montreal Exchange”.

3.3

The definition of “Debentures” in Section 1.01 is deleted and replaced by the following definition:

““Debentures” means the 7.00% Equity Subordinated Debenture due 2006 of the Company issued hereunder and for the time being outstanding, as may be amended from time to time;”

3.4

The definition of “Distributed Property” in Section 1.01 is deleted and replaced by the following definition:

““Distributed Property” means all securities (including options, rights or warrants to purchase Subordinate Voting Shares but excluding the Warrants and the Subordinate Voting Shares issuable pursuant to the Warrants) or assets (including dividends other than cash dividends and equivalent dividends in stock paid in lieu of cash dividends in the ordinary course) distributed by way of dividend, return of capital, rights offering, bonus issue or otherwise to registered holders of the Subordinate Voting Shares;”

3.5

The definition of “Interest Payment Date” in Section 1.01 is deleted and replaced by the following definition:

““Interest Payment Date” means up to and including August 15, 2001, February 15 and August 15 in each year, the first Interest Payment Date being August 15, 1999, and thereafter December 31 and June 30 in each year; provided however, the first subsequent Interest Payment Date following August 15, 2001 shall be June 30, 2002 instead of December 31, 2001;”

3.6

The definition of “Maturity Date” in Section 1.01 is deleted and replaced by the following definition:

““Maturity Date” means December 31, 2006;”

3.7

The definition of “Recognized Exchange” in Section 1.01 is deleted and replaced by the following definition:

““Recognized Exchange” means any of the Toronto, New York or American stock exchanges or NASDAQ;”

3.8

The definition of “Remaining Interest Premium” in Section 1.01 is deleted.

3.9

The definition of “Subordinate Voting Share Rate” in Section 1.01 is deleted and replaced by the following definition:

““Subordinate Voting Share Rate” means 56.818182, as adjusted from time to time pursuant to Article 5;”

3.10

The definition of “Trustee” is deleted and replaced by the following definition:

3.11

““Trustee” means Computershare Trust Company of Canada and its successors hereunder; ”Section 1.01 is amended by adding the following definitions:

““Effective Date of the Amendment” means the date on which the Company paid for Debentures tendered and consents deposited pursuant to an offer and solicitation launched by the Company on November 29, 2001;”

““Maturity Conversion Price” means $1.00, subject to adjustments to be made similarly mutatis mutandis and simultaneously to any adjustment made to the Subordinate Voting Share Rate pursuant to Section ;”

““NASDAQ” means the Nasdaq National Market or the Nasdaq Small Cap Market;”

““Warrants” means the 16,350,000 Warrants entitling the holder thereof to purchase one Subordinate Voting Share of the Company per Warrant at any time until March 31, 2003 and the up to 19,450,000 Warrants entitling the holder thereof to purchase one Subordinate Voting Share per Warrant at any time until September 30, 2002 issuable pursuant to one or more indentures dated on or about February 5, 2002 between the Company and Computershare, as Warrant Agent, to be issued to certain investors under the Master and Purchase Agreement dated November 28, 2001 among the Company and the investors named therein, as amended, to certain holders of Debentures under the offer to purchase and solicitation launched by the Company on November 27, 2001, as amended and to certain holders of the Company’s Units pursuant the offer to purchase Units launched by the Company on December 11, 2001, as amended;”

3.12

Section 2.01 is deleted and replaced by the following:

“Section 2.01

Limit of issue and Designation of Debentures

The Debentures authorized to be issued hereunder shall consist of, and be limited to, an aggregate principal amount of One Hundred and Fifty Million Dollars ($150,000,000) designated as “7.00% Equity Subordinated Debentures due 2006.”

Notwithstanding any provision herein, (i) the aggregate principal amount of all Debentures authorized to be issued pursuant to this Indenture is, from and after the Effective Date of the Amendment, reduced from an aggregate principal amount of $150,000,000 to an aggregate principal amount corresponding to the aggregate principal amount of Debentures, reduced in accordance with (ii) herein below, outstanding on the Effective Date of the Amendment, which aggregate principal amount shall in no case be greater than Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000), (ii) the principal amount due and payable by the Company for each $1,000 tranche of principal amount of the Debentures issued hereunder shall be reduced and is limited to two hundred and fifty dollars ($250.00) and (iii) the Company shall be irrevocably released of any obligation to reimburse or otherwise pay the difference between said reduced principal amount of $250.00 per $1,000 original principal amount tranche of Debentures and the amounts otherwise payable to the Holders of Debentures pursuant hereto.  From and after the Effective Date of Amendment, no Debentures may be issued hereunder other than in accordance with Sections 2.11 and 2.12 hereof.  In addition, all calculations provided for herein and all payments to be made hereunder on the basis of the principal amount of Debentures, including without limitation payments of interest  payable on the Debentures and calculations of the principal amount of Debentures to be converted into or paid by Subordinate Voting Shares, shall be reduced accordingly.  For greater clarity, (i) interest at the rate of 7.00% per annum on a $1,000 tranche of principal amount of Debentures shall, after the Effective Date of the Amendment, be calculated and paid in accordance with the terms hereof, at the rate of 7.00% per annum on $250.00 per $1,000 original principal amount tranche of the Debentures and the Company shall be released of any obligation to pay the difference between such reduced interest payment and the amounts otherwise payable to the Holders of Debentures in respect thereof; and (ii) the number of Subordinate Voting Shares to be issued by the Company pursuant to the exercise of a right of conversion of a Holder or of a right of the Company to pay any amount due hereunder by the issuance of Subordinate Voting Shares shall be calculated based on a principal amount of $250.00 per $1,000 original principal amount tranche of the Debenture, as applied to the relevant conversion rate specified hereunder and the Company shall be released of any obligation to convert into or pay by Subordinate Voting Shares or otherwise pay the difference between the reduced amount that is so converted or paid and the amount otherwise converted or paid in respect thereof.”

3.13

For greater clarity, and to reflect the reduction in principal amount of Debentures referred to in Section  of this Supplemental Indenture, (i) the fourth paragraph of Section 2.12, Section 4.01(1), Section 4.01(2)(a), Section 4.01(2)(b), Section 4.01(3), Section 4.01(6)(e), Section 4.02(1), Section 4.02(2), Section 4.02(7)(e), Section 4.03(4)(d), Section 4.04(2), Section 4.05(1), Section 4.06(3)(e), Section 4.07(1) and Section 11.08, are amended by replacing the references to “$1,000” therein with “$250” and (ii) Section 5.03(1) and Section 5.03(2) are amended be replacing the references to “1,000” therein with “250”.

3.14

The first paragraph of Section 2.02 is deleted and replaced by the following:

“The Debentures shall be dated as of February 15, 1999, shall bear interest from and including that date at the rate of 7.00% per annum (after as well as before maturity, default and judgment with interest on overdue interest at the said rate), payable in equal semi-annual instalments in arrears on each Interest Payment Date in accordance with the provisions hereof and shall mature on the Maturity Date.”

3.15

The third paragraph of Section 2.02 is deleted and replaced by the following:

“From and after the Effective Date of the Amendment, the Debentures shall be issued as fully registered Debentures in denominations of $250 and integral multiples of $250 and shall be redeemable as provided for in Article 3 hereof.”

3.16

The first paragraph of Section 2.03 is deleted and replaced by the following:

Each Debenture issued hereunder, whether issued originally or in exchange for another Debenture, shall bear interest daily from and including February 15, 1999 up to but excluding August 15, 2001 and thereafter from and including the Effective Date of the Amendment or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment on the outstanding Debentures, whichever shall be the later, to but excluding the earlier of:

(a)

if called for redemption, the date fixed for redemption, subject to Section 3.04;

(b)

if converted prior to Maturity date in accordance with Section 4.02 or Section 4.03, the date on which the conversion occurs; and

(c)

the Maturity Date;

unless, upon due presentation and surrender thereof for payment on or after the appropriate date, such payment is improperly withheld or refused.  For greater clarity, no Debenture issued hereunder shall bear interest during the period from and including August 15, 2001 up to but excluding the Effective Date of the Amendment.”

3.17

The first paragraph of Section 2.10 is deleted and replaced by the following:

“The person in whose name any Debentures shall be registered shall be deemed the owner thereof for all purposes of this Indenture and payment of or on account of the principal and accrued interest on such Debentures shall be made only to or upon the order in writing of such holder thereof and such payment shall be a good and sufficient discharge to the Trustee and any registrar and to the Company and any paying agent for the amount so paid.”

3.18

The title of Article  is deleted and replaced by the following:

“Purchase and Cancellation”.

3.19

Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06 and 3.07 are deleted.

3.20

Section 3.09 is deleted and replaced by the following:

All Debentures purchased in whole or in part pursuant to this Article  shall be forthwith delivered to and cancelled by the Trustee and may not be reissued or resold and no Debentures shall be issued in substitution therefor.

3.21

Section 4.03(1) is deleted and replaced by the following:

“(1) Each Holder shall have the right at his option, upon the giving of the Notice by the Trustee pursuant to Section 7.03 until the Time of Expiry, to convert each $250 principal amount of his Debentures into that number of Subordinate Voting Shares obtained by dividing the principal amount of the Debenture and accrued and unpaid interest, by the greater of the Maturity Conversion Price and 95% of the Current Market Price of the Subordinate Voting Shares on the day of receipt by the Trustee of the deposit contemplated by Section 4.04, notwithstanding any other rights the Holder may have, all on the terms and subject to the conditions provided in this Article 4.”

3.22

Section 4.06(1) is deleted and replaced by the following:

“(1) Subject to Section 4.06(3), the Company may, at its option, elect to satisfy its obligation (the “Share Repayment Right”) to repay on the Maturity Date the principal amount of all but not less than all of the Debentures outstanding by delivering to Holders that number of Freely Tradeable Subordinate Voting Shares equal to the number obtained by dividing the aggregate principal amount of such outstanding Debentures by the greater and (i) the Maturity Conversion Price or (ii) 95% of the Current Market Price of the Subordinate Voting Shares on the Maturity Date.”

3.23

Section 8.02 is deleted and replaced by the following:

“In case any Event of Default has occurred and is continuing, the Trustee may in its discretion and shall upon receipt of a Debentureholders’ Request or if so directed by an Extraordinary Resolution, subject to the provisions of Section 8.03, declare the principal of and interest on all Debentures then outstanding and all other moneys payable hereunder to be due and  payable and the same shall forthwith become immediately due and payable to the Trustee on written demand, anything therein or herein to the contrary notwithstanding.  The Company shall in either case forthwith pay to the Trustee for the benefit of the Debentureholders the principal of and accrued and unpaid interest on such Debentures and all other moneys payable hereunder, together with subsequent interest thereon at the rate borne by the Debentures from the date of the said declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and according to the tenor of the Debentures.  Such payment when made shall be deemed to have been made in discharge of the Company’s obligation hereunder and any moneys so received by the Trustee shall be applied in the manner provided in Section 8.06.”

3.24

Section 7.01(5) is amended by deleting the reference to “the Montreal Exchange”.

3.25

Schedule “A” is hereby amended and restated as set forth in Schedule “A” hereto.

3.26

Schedule “B-1 is deleted.

3.27

Schedule “C-1” is hereby amended and restated as set forth in Schedule “C” hereto.

3.28

Schedule “C-2” is hereby amended and restated as set forth in Schedule “D” hereto.

3.29

Schedule “D-1” is hereby amended and restated as set forth in Schedule “E” hereto.

3.30

Schedule “D-2” is hereby amended and restated as set forth in Schedule “F” hereto.

3.31

Schedule “E-1” is hereby amended and restated as set forth in Schedule “G” hereto.

3.32

Schedule “E-2” is hereby amended and restated as set forth in Schedule “H” hereto.

4.

CONFIRMATION OF INDENTURE

All other terms and conditions of the Principal Indenture shall remain in full force and effect unamended.  Nothing in this Supplemental Indenture shall constitute or be deemed to constitute a novation of any Indebtedness of the Company to the Debentureholders.

5.

EXCHANGE OF CERTIFICATES

5.1

The Debentureholders shall exchange the Debenture certificates outstanding on and after the Effective Date of the Amendment for amended Debenture certificates determined appropriate by the Trustee and the Company acting reasonably, reflecting the amended terms and conditions of the Principal Indenture as stipulated in Schedule A; provided however, the amendment of the Debentures and any such exchange of the Debenture certificates shall not effect novation of any Indebtedness of the Company to the Debentureholders.

5.2

Notice to the Debentureholders of the amendments to the Debentures and of the exchange of existing Debenture certificates shall be given in accordance with the provisions of Section 2.15 of the Principal Indenture.

5.3

The Company shall execute and the Trustee shall certify amended Debenture certificates necessary to carry out the exchange of existing Debenture certificates contemplated in Section  of this Supplemental Indenture pursuant to the exchange procedure set forth in Section 2.12 which shall apply mutatis mutandis, provided however that no charge shall be made to Debentureholders for the exchange of Debenture certificates under this Section . All Debenture certificates surrendered for exchange shall be cancelled by the Trustee.

5.4

To the extent that any Debentureholder does not surrender the Debenture(s) then held by it in order to receive Debentures that reflect the amendments contemplated herein, such  Debentures shall be deemed amended and certificates representing such Debentures shall be deemed from and after the Effective Date of the Amendment to represent the amended terms and conditions of the Debentures, as stipulated in Schedule A hereto.

6.

ENTIRE AGREEMENT

This Supplemental Indenture constitutes the entire understanding of the parties hereto with respect to the subject matter contained herein. In the event of any direct conflict between the provisions of this Supplemental Indenture and the provisions of the Principal Indenture, the provisions of this Supplemental Indenture shall prevail.

7.

ENUREMENT

This Supplemental Indenture shall enure to the benefit of and be binding upon the parties, their successors and permitted assigns.

8.

GOVERNING LAW

This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the province of Quebec and the laws of Canada applicable therein and shall be treated in all respects as a Quebec contract.

9.

COUNTERPARTS

This Supplemental Indenture may be executed in any number of counterparts, including by facsimile and all or such counterparts taken together shall be deemed to constitute one and the same instrument.

10.

LANGUAGE

This Supplemental Indenture has been drawn up and executed in the English language at the request of the parties. La présente convention de fiducie complémentaire a été rédigée et exécutée dans la langue anglaise à la demande des parties.

11.

EFFECTIVE DATE

This Supplemental Indenture shall be effective on the date on which the Company paid for Debentures tendered and consents deposited pursuant to an offer and solicitation launched by the Company on November 29, 2001 (the “Effective Date”).

IN WITNESS WHEREOF, the parties have duly executed this Supplemental Indenture as of the date first set forth above.

TELESYSTEM INTERNATIONAL WIRELESS INC.	MONTREAL TRUST COMPANY OF CANADA, as Trustee

Per :	Per :
Authorized signing Officer	Authorized signing Officer

Per :	Per :
Authorized signing Officer	Authorized signing Officer

COMPUTERSHARE TRUST COMPANY OF CANADA, as replacement Trustee

Per :
Authorized signing Officer

Per :
Authorized signing Officer

SCHEDULE “A”

to the annexed Indenture dated as of February 15, 1999

between Telesystem International Wireless Inc. and

Montreal Trust Company of Canada, as trustee, as amended

FORM OF DEBENTURES

NO. •	TELESYSTEM INTERNATIONAL WIRELESS INC.	$ •

7.00% EQUITY SUBORDINATED DEBENTURES
Due 2006

CUSIP 879946 AJ 0

TELESYSTEM INTERNATIONAL WIRELESS INC. (the “Company”) for value received hereby promises to pay to the registered holder hereof on December 31, 2006 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, the sum of

DOLLARS ($                                   )

in lawful money of Canada on presentation and surrender of this Debenture at any branch in Canada of Computershare Trust Company of Canada and to pay interest on the principal amount hereof at the rate of 7.00% per annum from February 15, 1999 up to but excluding August 15, 2001 and thereafter from and including the Effective Date of the Amendment, or from the last interest payment date to which interest has been paid or made available for payment on the outstanding Debentures, whichever is later, at any of the said places, in like money in equal semi-annual instalments in arrears on August 15 and February 15 in each year up to and including August 15, 2001 and thereafter on December 31 and June 30 in each year after as well as before maturity and after as well as before default in payment of principal interest, provided the interest accruing for the period from and including the Effective Date of the Amendment up to and excluding December 31, 2001 shall be payable on June 30, 2002.

As interest on this Debenture becomes due, the Company (except in case of payment at maturity or on redemption or conversion, at which time payment of interest will be made upon surrender of this Debenture) shall forward or cause to be forwarded by ordinary post to the registered address of the registered holder of the Debenture for the time being, or in the case of joint holders to the registered address of one of such joint holders, a cheque for such interest, less any tax required by law to be deducted, if any, payable to the order of such holder or holders and negotiable at par at any one of the places at which interest upon this Debenture is payable. The forwarding of such cheque shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque be not paid on presentation.

This Debenture is one of the 7.00% Equity Subordinated Debentures due December 31, 2006 in the aggregate original principal amount of $150,000,000 in lawful money of Canada which amount was thereafter reduced on February 5, 2002, issued under an Indenture dated as of February 15, 1999 and made between the Company and Montreal Trust Company of Canada, as Trustee, as amended by Supplemental Indenture dated as of February 5, 2002 and made between the Company, Montreal Trust Company of Canada and Computershare Trust Company of Canada (the Indenture and the Supplemental Indenture collectively referred to as (the “Indenture”).  Reference is hereby made to the Indenture for a description of the rights of the holders of the said Debentures, of the Company and of the Trustee and of the terms and conditions upon which the Debentures are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the holder of this Debenture, by acceptance hereof, assents. All terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

The Debentures are issuable as fully registered Debentures in denominations of $250 and integral multiples of $250 and in other authorized denominations. The Debentures of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures in same aggregate principal amount in any other authorized denomination.

This Debenture and all other Debentures certified and issued under the Indenture rank pari passu in accordance to their tenor without discrimination, preference or priority. The payment of the principal and interest on the Debentures is subordinated to the prior payment in full of Senior Liabilities (as defined in the Indenture). The Indenture does not restrict the Company from incurring additional Indebtedness for borrowed money or from mortgaging, pledging or charging its properties to secure any Indebtedness.

Each Debenture is convertible at maturity, at the option of the holder into that number of Subordinate Voting Shares equal to the Conversion Number. The Conversion Number will be calculated as of the date of conversion as (i) the Conversion Value as of such date (being the Subordinate Voting Share Value) divided by (ii) 95% of the then Current Market Price of the Subordinate Voting Shares. The Subordinate Voting Share Value will be equal to 56.818182 multiplied by the Current Market Price of the Subordinate Voting Shares on the date of conversion. The Company has the option, upon at least 40 days and not more than 60 days prior notice, in lieu of delivering Subordinate Voting Shares on conversion, to pay the Conversion Value in cash for Debentures tendered for conversion. The Conversion Number is subject to adjustment upon the occurrence of certain events. The Debentures will be convertible at the option of the holder prior to the Maturity Date upon the occurrence of an Offer or an Event of Default. Upon a conversion of Debentures, the Company will pay interest accrued to the date of conversion in cash (except in the case of a conversion upon an Event of Default).

The Company will send to Debentureholders at least 40 days and not more than 60 days prior to the Maturity Date a maturity notice (the “Maturity Notice”) which will provide Debentureholders with the following options:

(a)

to convert Debentures only if the Subordinate Voting Share Value at the Maturity Date is greater than or equal to $250;

(b)

to convert Debentures whether or not the Subordinate Voting Share Value at maturity exceeds $250; or

(c)

to receive payment of the principal amount of the Debentures in cash, subject to exercise of the Share Repayment Right (as hereinafter defined);

it being understood, in each case, that the accrued interest, if any, shall be paid in cash.

Debentureholders who select option (a), (b) or (c) above will be required to deliver to the Trustee before the close of business on the third trading day prior to Maturity Date (the “Determination Date”) a duly completed exercise notice in prescribed form, together with the related Debentures. Debentureholders who do not deliver a duly completed exercise notice on or before the close of business on the Determination Date will be deemed to have selected option (a) and the Debentures held by such holders will automatically be converted if the Subordinate Voting Share Value at the Maturity Date is greater than or equal to $250. The Company shall specify in the Maturity Notice whether it will deliver Subordinate Voting Shares on conversion of the Debentures or elects to pay the Conversion Value in cash and whether, if a holder selects option (c), the Company will exercise its Share Repayment Right.

Provided that no Event of Default shall have occurred and be continuing, the Company may, at its option, elect to satisfy its obligation to repay on the Maturity Date the principal amount of all, but not less than all, of the Debentures outstanding and the interest accrued on such Debentures by delivering to holders that number of Freely Tradeable (as defined in the Indenture) Subordinate Voting Shares equal to the number obtained by dividing the principal amount of the Debentures by the greater of the Maturity Conversion Price and 95% of the then Current Market Price of the Subordinate Voting Shares on the Maturity Date (the “Share Repayment Right”). The Maturity Conversion Price is initially set at $1.00 and is subject adjustments upon the occurrence of certain events.

The Company will promptly deliver a notice in a form similar to the Maturity Notice to Debentureholders if and when an Offer or an Event of Default is made setting out the manner in which the conversion right may be exercised and specifying whether the Company elects, in lieu of delivering Subordinate Voting Shares, to pay the Conversion Value in cash for Debentures tendered for conversion.

Provided no Event of default has occurred and is continuing, the Company shall also have the right to purchase for cancellation the Debentures in the open market or by tender or by private contract at any price, subject to compliance with Applicable Securities Legislation. Debentures purchased by the Company shall be cancelled and shall not be reissued.

The principal hereof may become or be declared due before the stated maturity on the conditions, in the manner, with the effect and at the time set forth in the Indenture.

The Indenture contains provisions for the holding of meetings of Debentureholders and rendering resolutions passed at such meetings and instruments in writing signed by the holders of 66 2/3% of the Debentures outstanding binding upon all Debentureholders subject to the provisions of the Indenture.

This Debenture may only be transferred upon compliance with the conditions precedent in the Indenture on one of the registers to be kept at the offices of the Trustee in the Cities of Vancouver, Calgary, Toronto, Winnipeg and Montreal and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Company with the approval of the Trustee may designate, and may be exchanged at any such place, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, and such transfer shall be duly noted thereon by the Trustee or other registrar.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Indenture.

The Holder of this Debenture, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Debenture and of the Indenture and confirms the appointment of the Trustee as fondé de pouvoir (holder of the power of attorney) of the Holder of the Debenture to the extent necessary for the purposes hereof and of the Indenture, the whole in accordance with and subject to the respective provisions thereof.

IN WITNESS WHEREOF TELESYSTEM INTERNATIONAL WIRELESS INC. has caused this Debenture to be signed by its President and Chief Executive Officer and by its General Counsel and Secretary.

DATED as of the 5th day of February, 2002.

TELESYSTEM INTERNATIONAL WIRELESS INC.

By:

President and Chief Executive Officer

By:

Vice-President, Legal Affairs and Assistant Secretary

FORM OF TRUSTEE’S CERTIFICATE

TRUSTEE’S CERTIFICATE

This Debenture is one of the 7.00% Equity Subordinated Debentures referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST

COMPANY OF CANADA, Trustee

By:

(FORM OF ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                            , whose address and social insurance number, if applicable, are set forth below, this Debenture (or $· principal amount hereof*) of TELESYSTEM INTERNATIONAL WIRELESS INC. standing in the name(s) of the undersigned in the register maintained by the Company with respect to such Debenture and does hereby irrevocably constitute and appoint                                                                                           Attorney to transfer such Debenture in such register, with full power of substitution in the premises.

Dated: _______________________________

Address of Transferee: _________________________________________

                                      (Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable: _______________________________________

*

If less than the full principal amount of the Debenture is to be transferred, indicate in the space provided the principal amount (which must be $250 or an integral multiple thereof unless you hold a Debenture in an amount less than $250 by reason of your having exercised your right to convert upon the making of an Offer in which case such Debenture is transferable only in its entirety) to be transferred.

1.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member firm of a recognized stock exchange in Canada. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

2.

The registered holder of this Debentures is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature Guaranteed:

__________________________________

Authorized Officer

SCHEDULE “C-1” TO THE SUPPLEMENTAL INDENTURE DATED FEBRUARY 5, 2002

SCHEDULE “C-1”

Form of Maturity Notice

TELESYSTEM INTERNATIONAL WIRELESS INC.

7.00% EQUITY SUBORDINATED DEBENTURES
DUE 2006

MATURITY NOTICE

To:

Holders of 7.00% Equity Subordinated Debentures Due December 31, 2006 (the “Debenture”) of Telesystem International Wireless Inc. (the “Company”)

Notice is hereby given pursuant to Section 4.01 of the Indenture dated as of February 15, 1999 between the Company and Montreal Trust Company of Canada, as trustee (the “Trustee”) as amended, that the Debentures will become due and payable as of December 31, 2006 (the “Maturity Date”) and that each $250 in principal amount of Debentures will become convertible, at the option of the holder thereof, into the Conversion Number of Subordinate Voting Shares in effect as of the Maturity Date.  The Conversion Number of Subordinate Voting Shares as of the Maturity Date will be calculated as (a) the Subordinate Voting Shares Value divided by (b) 95% of the Weighted Average Trading Price of Subordinate Voting Shares on The Toronto Stock Exchange for the 20 consecutive Trading Days ending on or immediately prior to                                       [the fourth Trading Day prior to the Maturity Date] (the “Current Market Price”).  The Subordinate Voting Shares Value will be equal to the product of [250] (the “Subordinate Voting Share Rate”) and the Current Market Price. The Subordinate Voting Share Rate is subject to adjustment for the occurrence of certain events to the Maturity Date as set forth in the Indenture.  The Company will provide holders of the Debentures with notice of any such adjustment as soon as practicable after the occurrence thereof.

[Pursuant to Section 4.01(4) of the Indenture, the Company hereby irrevocably elects to pay, to holders of Debentures who have elected or are deemed to have elected to convert their Debentures in Subordinate Voting Shares, [the Conversion Number of Subordinate Voting Shares as of the Maturity Date] [an amount in cash equal to the Conversion Value of such Debentures in lieu of the conversion of such Debentures into Subordinate Voting Shares] [and irrevocably elects to deliver to holders of Debentures who have not elected or are deemed not to have elected to convert their Debentures into Subordinate Voting Shares (and cash in lieu of fractional Subordinate Voting Shares) that number of Freely Tradable Subordinate Voting Shares equal to the principal amount of such Debentures divided by the greater of the Maturity Conversion Price and 95% of the Current Market Price of Subordinate Voting Shares on the Maturity Date.]

Each holder of Debentures has the following options in respect of the maturity of the Debentures:

(a)

to convert Debentures only if the Subordinate Voting Shares Value as of the Maturity Date is greater than or equal to $250;

(b)

to convert Debentures whether or not the Subordinate Voting Shares Value as of the Maturity Date exceeds $250; or

(c)

to receive payment of the principal amount of the Debentures [in cash] [in Subordinate Voting Shares];

it being understood, in each case, that the accrued interest, if any, shall be paid in cash.

Holders who select option (b) may be acting contrary to their economic interests since, if the Subordinate Voting Shares Value as of the Maturity Date is less than $250, holders may receive greater consideration under option (c).

A holder who selects option (a), (b) or (c) will be required to deliver to [the Trustee/alternate conversion agent] at any of the following corporate trust offices:

[set out addresses of corporate trust offices in Toronto, Montreal, Calgary, Vancouver and Winnipeg]

before the close of business on December         , 2006 [third Trading Day prior to the Maturity Date] (the “Determination Date”) an exercise notice in the form annexed hereto duly completed and executed by such holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Trustee, together with the Debentures to which such notice relates.  Holders who do not deliver duly completed exercise notices on or before the close of business on the Determination Date will be deemed to have selected option (a).  Debentures held by holders who are so deemed to have selected option (a) will automatically be converted if the Subordinate Voting Share Value as of the Maturity Date is greater than or equal to $250.

A holder’s selection of an option on the Determination Date should take into account the Current Market Price of Subordinate Voting Shares as of the Maturity Date which is defined as the 20 day Weighted Average Trading Price determined as of the fourth Trading Day ending on or immediately prior to the Maturity Date.  This amount may be more or less than the market price of a Subordinate Voting Shares on the Maturity Date.

DATED:

, 200●

SCHEDULE “C-2” TO THE SUPPLEMENTAL INDENTURE DATED FEBRUARY 5, 2002

SCHEDULE “C-2”

Form of Exercise Notice at Maturity

EXERCISE NOTICE

TO:

TELESYSTEM INTERNATIONAL WIRELESS INC.

The undersigned registered holder of a 7.00% Equity Subordinated Debentures Due December 31, 2006 bearing Certificate No.        hereby irrevocably elects:

(a)

to convert such Debenture (or $             principal amount thereof) only if the Subordinate Voting Shares Value as of the Maturity Date. is greater than or equal to $250;

(b)

to convert such Debenture (or $                    principal amount  thereof) whether or not the Subordinate Voting Shares Value as of the Maturity Date exceeds $250; or

(c)

to receive payment of the principal amount of such Debenture (or $                principal amount thereof) [in cash] [in Subordinate Voting Shares];

it being understood, in each case, that the accrued interest, if any, shall be paid in cash ;

in accordance with the terms of the Indenture referred to in such Debenture and, if the holder elects option (a), (b) or (c), tenders herewith the Debenture, and, if applicable, directs that the Subordinate Voting Shares of the Company [issuable and deliverable upon a conversion or in satisfaction of the payment of the principal amount at the Maturity Date] be issued and delivered to the person indicated below.  (if Subordinate Voting Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated: ______________________

(Signature of Registered Holder)

•

If less than the full principal amount of the Debenture, indicate in the space provided the principal amount (which must be $250 or integral multiples thereof).

NOTE:

If Subordinate Voting Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized stock exchange in Canada.

(Print name in which Subordinate Voting Shares are to be issued, delivered and registered)

Name _______________________________

____________________________________	______________________________________
(Address)	(City, Province and Postal Code)

Name of guarantor: ___________________________

Authorized signature: _________________________

SCHEDULE “D-1” TO THE SUPPLEMENTAL INDENTURE DATED FEBRUARY 5, 2002

SCHEDULE “D-1”

Form of Notice of Offer

TELESYSTEM INTERNATIONAL WIRELESS INC.

7. 00% EQUITY SUBORDINATED DEBENTURES
DUE 2006

NOTICE OF AN OFFER

To:

Holders of 7.00% Equity Subordinated Debentures Due December 31, 2006 (the “Debentures”) of Telesystem International Wireless Inc. (the “Company”)

Notice is hereby given pursuant to Section 4.02 of the Indenture dated as of February 15, 1999 between the Company and Montreal Trust Company of Canada, as trustee (the “Trustee”) as amended, that as a result of an Offer (as defined in the Indenture) having been made on                               in respect to Subordinate Voting Shares each $250 in principal amount of Debentures will become convertible, at the option of the holder thereof, on                        [Early Conversion Date] (the “Early Conversion Date”), for the sole purpose of allowing the holder to accept the Offer into the Conversion Number of Freely Tradeable Subordinate Voting Shares in effect on the Early Conversion Date, subject to the terms and conditions herein and in the Indenture.  The Conversion Number of Subordinate Voting Shares on the Early Conversion Date will be calculated as (a) the amount equal to the Conversion Value divided by (b) the Current Market Price.  The Current Market Price shall be equal to the aggregate of (a) the amount of cash received in respect of each Subordinate Voting Shares pursuant to the Offer and (b) an amount equal to the Fair Market Value as at the Early Conversion Date of securities or any other property received in respect of each Subordinate Voting Shares pursuant to the Offer, as certified by an Officers’ Certificate.  The Conversion Value shall be 56.818182 multiplied by the Current Market Price of the Subordinate Voting Shares.  This right of conversion shall be deemed never to have come into effect should the Offer be withdrawn or the offeror fail to take up and pay the Subordinate Voting Shares.

If the Offer is made for less than all of the outstanding Subordinate Voting Shares not held by the offeror and less than all of the Subordinate Voting Shares deposited pursuant to the Offer are taken up by the offeror, then each holder who tenders Debentures for conversion shall be deemed to have elected to convert, for the sole purposes of allowing the Holder to accept the Offer only that portion of his Debentures so tendered equal to the percentage which the Subordinate Voting Shares taken up by the offeror represents of all Subordinate Voting Shares deposited pursuant to the Offer (other than Subordinate Voting Shares converted).  If as a result of the foregoing, a Holder is deemed to have elected to convert a principal amount of Debentures which is not $250 or an integral multiple thereof, such principal amount shall be rounded by the Trustee in its sole discretion to $250 or the nearest integral multiple thereof, with such adjustments as appropriate.

[Pursuant to Section 4.02(4) of the Indenture, the Company hereby irrevocably elects to pay to holders of Debentures who have elected or are deemed to have elected to convert their Debentures cash equal to the Conversion Value of such Debentures in lieu of the conversion of such Debentures into Subordinate Voting Shares].

A Holder who elects to convert his Debentures will be required to deliver to [the Trustee/alternate conversion agent] at any of the following corporate trust offices:

[set out addresses of corporate trust offices in Toronto, Montreal, Calgary, Vancouver and Winnipeg]

on or immediately before the close of business on                       [the Early Conversion Date] a conversion notice in the form annexed hereto duly completed and executed by such holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Trustee, together with the Debentures to which such notice relates.  The conversion notice may be withdrawn by the holder in any circumstances and under the same conditions a holder of Subordinate Voting Shares may withdraw its shares in accordance with the terms of the Offer and Applicable Securities Legislation.  A holder must exercise his withdrawal right by a duly executed  notice to the Trustee in a form acceptable to the Trustee by a method that provides the Trustee with a written or printed copy.  To be effective (i) a notice of withdrawal given prior to the Early Conversion Date must be actually received by the Trustee or a branch registrar at any of the above locations and (ii) a notice of withdrawal given on the Early Conversion Date must be actually received by the Trustee at its principal corporate trust office in Montreal [specified above] before 4:00 p.m. (Montreal time) on the Early Conversion Date.  Where notice is given in accordance with this paragraph, the Trustee shall return the Debentures to the holder as soon as reasonably practicable.

DATED:  ___________________________________

.

SCHEDULE “D-2” TO THE SUPPLEMENTAL INDENTURE DATED FEBRUARY 5, 2002

SCHEDULE “D-2”

Form of Notice of Conversion after an Offer

CONVERSION NOTICE

TO:

TELESYSTEM INTERNATIONAL WIRELESS INC.

The undersigned registered holder of a 7.00 % Equity Subordinated Debentures Due December 31, 2006 bearing Certificate No.              hereby irrevocably elects to convert such Debenture (or $              principal amount thereof) in accordance with the terms of the Indenture referred to in such Debenture and tenders herewith the Debenture, and, if applicable, directs that the Subordinate Voting Shares of Telesystem International Wireless inc. issuable upon a conversion be issued and delivered to the person indicated below.  (If Subordinate Voting Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated: ____________________________

(Signature of Registered Holder)

•

If less than the full principal amount of the Debenture, indicate in the space provided the principal amount (which must be $250 or integral multiples thereof).

NOTE:

if Subordinate Voting Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized stock exchange in Canada.

(Print name in which Subordinate Voting Shares are to be issued, delivered and registered)

Name _______________________________

____________________________________	______________________________________
(Address)	(City, Province and Postal Code)

Name of guarantor: ___________________________

Authorized signature: _________________________

SCHEDULE “E-1” TO THE SUPPLEMENTAL INDENTURE DATED FEBRUARY 5, 2002

SCHEDULE “E-1”

Form of Notice of Default

TELESYSTEM INTERNATIONAL WIRELESS INC.

7. 00% EQUITY SUBORDINATED DEBENTURES
DUE 2006

NOTICE OF AN EVENT OF DEFAULT

To:

Holders of 7. 00% Equity Subordinated Debentures due December 31, 2006 (the “Debentures”) of Telesystem International Wireless  Inc. (the “Company”)

Notice is hereby given pursuant to Section 4.03 of the Indenture dated as of February 15, 1999 between the Company and Montreal Trust Company of Canada, as trustee (the “Trustee”) as amended, that as a result of an Event of Default (as defined in the Indenture) having occurred on                                    , each $250 in principal amount of Debentures are convertible, at the option of the holder thereof, on the date of receipt by the Trustee of the deposit contemplated by Section 4.04 of the Indenture into that number of Freely Tradeable Subordinate Voting Shares obtained by dividing the principal amount of the Debenture (as such term is defined in the Indenture) and accrued and unpaid interest, by the greater of the Maturity Conversion Price and 95% of the Current Market Price of the Subordinate Voting Shares on the day of receipt by the Trustee of the deposit contemplated by Section 4.04 of the Indenture.  The Current Market Price will be equal to the Weighted Average Trading price of Subordinate Voting Shares on The Toronto Stock Exchange for the 20 consecutive trading days ending on or immediately prior to                              [the fourth trading day prior to the date of receipt by the Trustee of the deposit contemplated by Section 4.04] (the “Current Market Price of Subordinate Voting Shares).

[Pursuant to Section [4.03(2)] of the Trust Indenture, the Company hereby irrevocably elects to pay to holders of Debentures who have elected to convert their Debentures cash equal to the Conversion Value of such Debentures in lieu of the conversion of such Debentures into Subordinate Voting Shares].

A Holder who elects to convert his Debentures will be required to deliver to [the Trustee/alternate conversion agent] at any of the following corporate trust offices:

[set out addresses of corporate trust offices in Toronto, Montreal, Calgary and Vancouver]

before the close of business on                                      on an Early Conversion Date (as such term is defined in the Indenture) a conversion notice in the form annexed hereto duly completed and executed by such holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Trustee, together with the Debentures to which such notice relates.

DATED:  ______________________

SCHEDULE “E-2” TO THE SUPPLEMENTAL INDENTURE DATED FEBRUARY 5, 2002

SCHEDULE “E-2”

Form of Notice of Conversion after an Event of Default

CONVERSION NOTICE

TO:

TELESYSTEM INTERNATIONAL WIRELESS INC.

The undersigned registered holder of a 7. 00% Equity Subordinated Debenture due December 31, 2006 bearing Certificate No.         hereby irrevocably elects to convert such Debenture (or $              principal amount thereof) in accordance with the terms of the Indenture referred to in such Debenture and tenders herewith the Debenture, and, if applicable, directs that the Subordinate Voting Shares of Telesystem International Wireless Inc. issuable upon a conversion be issued and delivered to the person indicated below.  (If Subordinate Voting Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

DATED: _________________________

(Signature of Registered Holder)

•

If less than the full principal amount of the Debenture, indicate in the space provided the principal amount (which must be $250 or integral multiples thereof).

NOTE:

If Subordinate Voting Shares are to be issued in the name of a person other than the Holder, the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized exchange in Canada.

(Print name in which Subordinate Voting Shares are to be issued, delivered and registered)

Name _______________________________

____________________________________	______________________________________
(Address)	(City, Province and Postal Code)

Name of guarantor: ___________________________

Authorized signature: _________________________